EXHIBIT 10.55

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.

PROMISSORY NOTE

as of August 30, 2007

FOR VALUE RECEIVED, ANESIVA, INC., located at the address stated below (“Borrower”) promises, to pay to the order of General Electric Capital Corporation or any subsequent holder hereof (each, a “Lender”) at its office located at 83 Wooster Heights Road, Danbury, CT 06810 or at such other place as Lender may designate, the principal sum of SIX MILLION SIX HUNDRED TWO THOUSAND FIVE HUNDRED EIGHT AND 76/00 DOLLARS ($6,602,508.76), with interest on the unpaid principal balance, from the date hereof through and including the dates of payment, at a fixed interest rate of nine and 91/100 percent (9.91%) per annum (the “Contract Rate”) in forty-one (41) consecutive monthly installments of principal and/or interest commencing on October 1, 2007, and continuing on the first day of each month thereafter, as follows:

Periodic Installment	Amount
1 through 6	$54,525.72 (interim interest)
7 through 41	$212,765.51 (principal and interest)

(each, a “Scheduled Payment”) and a final installment on March 1, 2011, which shall be in the amount of the total outstanding and unpaid principal, accrued interest and any and all other Obligations due and owing hereunder or in connection herewith. Such installments have been calculated on the basis of a 360 day year of twelve 30-day months. Each payment may, at the option of Lender, be calculated and applied on an assumption that such payment would be made on its due date.

All payments shall be applied in accordance with the Agreement (as defined below). The acceptance by Lender of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Lender’s right to receive payment in full at such time or at any prior or subsequent time. The payment of any Scheduled Payment prior to its due date shall result in a corresponding increase in the portion of the Scheduled Payment credited to the remaining unpaid principal balance.

As used herein, the term “Agreement” shall mean the Equipment Loan and Security Agreement, dated as of the date hereof, between Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Each capitalized term used but not defined herein shall have the meaning given to such term in the Agreement.

All amounts due hereunder and under the other Debt Documents are payable in the lawful currency of the United States of America. Borrower hereby expressly authorizes Lender to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note is secured as provided in the Agreement and the other Debt Documents. Reference is hereby made to the Agreement and the other Debt Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security interest, the terms and conditions upon which the security interest was granted and the rights of the holder of the Note in respect thereof.

Time is of the essence hereof. If Lender does not receive from Borrower payment in full of any Scheduled Payment or any other sum due under this Note or any other Debt Document within [*] after its due date, Borrower agrees to pay the Late Fee in accordance with the Agreement. Such Late Fee will be immediately due and payable, and is in addition to any other costs, fees and expenses that Borrower may owe as a result of such late payment.

This Note may be prepaid pursuant to Section 2.4 of the Agreement. After an Event of Default, this Note shall bear interest at a rate per annum equal to the Default Rate pursuant to Section 2.6 of the Agreement.

Borrower and all parties now or hereafter liable with respect to this Note, hereby waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agree to pay (if permitted by law) all expenses incurred in collection, including attorneys’ fees and expenses, including allocable costs of in-house counsel.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT.

This Note and the other Debt Documents constitute the entire agreement of Borrower and Lender with respect to the subject matter hereof and supersede all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Borrower and Lender. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Payment Authorization

Lender is hereby directed and authorized by Borrower to advance and/or apply the proceeds of the Credit Extension as evidenced by this Note to the following parties in the stipulated amounts as set forth below:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.

Company Name	Address	Wire Transfer Instructions	Amount
Anesiva, Inc.	350 Gateway Boulevard South San Francisco, CA 94903	TO: SIL VLY BK SJ ROUTING & TRANSIT #: 121140399 FOR CREDIT OF: Anesiva, Inc. CREDIT ACCOUNT #: [*] BY ORDER OF: General Electric Capital Corporation	$[*]
GECC	83 Wooster Heights Road, 5th Floor Danbury, Connecticut 06810	n/a	$[*]

Reed Smith LLP (Legal Fees)	435 Sixth Avenue Pittsburgh, PA 15219	n/a	$[*]

In the event any of the wire transfer instructions set forth above are incorrect (other than the wire transfer instructions for Lender), Borrower hereby agrees that it shall be liable for any and all losses, costs and expenses arising therefrom.

[Signature page follows]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

ANESIVA, INC.

By:	/s/ Richard P. Powers
Name:	Richard P. Powers
Title:	VP and CFO

Federal Tax ID #:

Address: 650 Gateway Boulevard
South San Francisco, CA 94903

[Signature Page to Promissory Note]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.